EXHIBIT 99.1

VolitionRx Limited Announces Full Fiscal Year 2025 Financial Results and Business Update

Conference call to discuss financial and operational results scheduled for

Wednesday, April 1 at 8:30 a.m. U.S. Eastern Time

Henderson, Nevada, March 31, 2026 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”), a multi-national epigenetics company, today announces financial results and a business update for the full fiscal year 2025. Volition management will host a conference call tomorrow, April 1 at 8:30 a.m. U.S. Eastern Time/2:30 p.m. Central European Time to discuss these results. Conference call details can be found below.

Cameron Reynolds, President and Group Chief Executive Officer, said:

“We set out over fifteen years ago to help save lives and improve outcomes for millions of patients worldwide, and I could not be prouder of the progress we are making towards that goal.

“In 2025 we not only received our first order for the Nu.Q® Cancer assays for clinical certification ahead of routine clinical use in lung cancer, but we also announced the inclusion of our Nu.Q® NETs assay in a real-world interventional evaluation of early detection of sepsis, in a government-backed program (~$7.3 million) in France.

“Cancer and sepsis are leading causes of death, accounting for approximately one third of deaths worldwide. Our tests are about to be used in both these devastating diseases, to help save lives in real world hospital settings: an extremely proud moment for our entire team.

“Our goal is to secure a range of licensing agreements in the human diagnostics space and to that end we are in discussions with around 10 of the world’s leading diagnostic and liquid biopsy companies and are at various stages of the process across our different pillars, ranging from due diligence to tech transfer, to evaluation of clinical samples, to contract negotiation. We anticipate further human licensing deals and will update on progress as they are completed.

“I believe we will look back on 2025, this first quarter of 2026 and indeed in time, the next few quarters, as transformational for the company.”

Financial Highlights

•	Finished the year strongly with year over year revenue growth for Q4 of 133%.
•	Full-year revenue for 2025 was $1.7 million, representing growth of 40% over the previous year.
•	Operating expenses for the year were down $4.8 million, or 17% compared to last year.
•	Net loss was down 14% for the year versus 2024.
•	Net cash used in operating activities was $19.7 million for the year, down 24%.
•	Subsequent to year end, we received:
○	$5.4 million in net proceeds from equity sales through our at-the-market facility,
○	$1.9 million in net proceeds from issuance of a convertible note and warrant, and
○

$1.0 million of non-dilutive funding from agencies of the Walloon Region, with an additional approximate $0.9 million expected to be received in tranches based on certain time and event milestones over the next 12 months.

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Event:	VolitionRx Limited Full Fiscal Year 2025 Earnings and Business Update Conference Call
Date:	Wednesday, April 1, 2026
Time:	8:30 a.m. U.S. Eastern Time/2:30 p.m. Central European Time

U.S. & Canada Dial-in: 1-877-407-9716 (toll free)

U.K. Dial-in: 0 800 756 3429 (toll free)

Toll/International: 1-201-493-6779

Conference ID: 13759627

Louise Batchelor, Group Chief Marketing & Communications Officer will host the call along with Cameron Reynolds, President and Group Chief Executive Officer of Volition, Terig Hughes, Group Chief Financial Officer, Dr. Andrew Retter, Medical Consultant and Dr. Jake Micallef, Chief Scientific Officer. The call will provide an update on important events that have taken place in 2025, subsequent events and upcoming milestones.

A live audio webcast of the conference call will also be available on this link. In addition, a telephone replay of the call will be available until April 15, 2026. The replay dial-in numbers are 1-844-512-2921 (toll-free) in the U.S. and Canada and 1-412-317-6671 (toll) internationally. Please use replay pin number 13759627.

About Volition

Volition is a multi-national company focused on advancing the science of epigenetics. Volition is dedicated to saving lives and improving outcomes for people and animals with life-altering diseases through earlier detection, as well as disease and treatment monitoring.

Through its subsidiaries, Volition is developing and commercializing simple, easy to use, cost-effective blood tests to help detect and monitor a range of diseases, including some cancers and diseases associated with NETosis, such as sepsis. Early detection and monitoring have the potential not only to prolong the life of patients, but also to improve their quality of life.

Volition’s research and development activities are centered in Belgium, with an innovation laboratory and office in the U.S. and an office in London.

The contents found at Volition’s website address are not incorporated by reference into this document and should not be considered part of this document. Such website address is included in this document as an inactive textual reference only.

Media Enquiries:

Louise Batchelor, Volition, mediarelations@volition.com +44 (0)7557 774620

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Safe Harbor Statement

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “targets,” “believes,” “seeks,” “estimates,” “optimizing,” “potential,” “goal,” “suggests,” “could,” “would,” “should,” “may,” “will” and similar expressions identify forward-looking statements. These forward-looking statements relate to, among other topics, Volition’s expectations related to revenue opportunities and growth, the receipt of funding based on certain milestones, the effectiveness and availability of Volition’s blood-based diagnostic, prognostic and disease monitoring tests, Volition’s ability to develop and successfully commercialize such test platforms for early detection of cancer and other diseases as well as serving as a diagnostic, prognostic or disease monitoring tools for such diseases, Volition’s expectations regarding future publications, Volition’s success in securing licensing and/or distribution agreements with third parties for its products, and Volition’s expectations regarding the terms of such agreements. Volition’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties, including, without limitation, results of studies testing the efficacy of its tests. For instance, if Volition fails to develop and commercialize diagnostic, prognostic or disease monitoring products, it may be unable to execute its plan of operations. Other risks and uncertainties include Volition’s failure to obtain necessary regulatory clearances or approvals to distribute and market future products; a failure by the marketplace to accept the products in Volition’s development pipeline or any other diagnostic, prognostic or disease monitoring products Volition might develop; Volition’s failure to secure adequate intellectual property protection; Volition will face fierce competition and Volition’s intended products may become obsolete due to the highly competitive nature of the diagnostics and disease monitoring market and its rapid technological change; downturns in domestic and foreign economies; and other risks, including those identified in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Volition files with the Securities and Exchange Commission. These statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Pursuant to the disclosure requirements of the NYSE American Company Guide Section 610(b), Volition is reporting that its audited consolidated financial statements for the fiscal year ended December 31, 2025, included in Volition’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2026, contains an audit opinion from its independent registered public accounting firm that includes an explanatory paragraph related to Volition’s ability to continue as a going concern. This announcement does not represent any change or amendment to Volition’s financial statements or to its Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Nucleosomics™, Capture-PCR™, Capture-Seq™ and Nu.Q® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners. Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.

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